Exhibit 99.1

MOVE, INC. REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Eighth Straight Quarter of Sequential Revenue Growth

Q3 revenue $58.8 million – growth of 19% year-over-year

SAN JOSE, Calif., October 29, 2013 - Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•                  Q3 Revenue increased 19% to $58.8 million

•                  Consumer Advertising revenue increased 14% year-over-year to $45.6 million

•                  Software and Services revenue increased 41% year-over-year to $13.2 million

•                  Non-GAAP Adjusted EBITDA was $8.0 million

•                  Average monthly unique users of Move’s web and mobile sites grew 22% year-over-year to over 28 million in the third quarter

“The third quarter was a strong quarter for Move, with both consumer advertising revenue and software and services revenue growing, resulting in our eighth straight quarter of sequential revenue growth,” said Steve Berkowitz, CEO of Move.  “We are continuing to execute efficiently and effectively and will continue to capitalize on the market opportunity in front of us.”

Third Quarter 2013 Financial Results

Revenue for the quarter was $58.8 million, an increase of $9.4 million, or 19%, from $49.4 million in the third quarter of 2012.  Revenue from Consumer Advertising products increased 14% to $45.6 million in the third quarter of 2013 compared to the same period in 2012.  Revenue from Software and Services products increased 41% to $13.2 million compared to the third quarter of 2012.

Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) was $8.0 million in the third quarter of 2013.  As a percentage of revenue, Adjusted EBITDA was 14% in the third quarter of 2013.  Non-GAAP Earnings Per Share was $0.11 per diluted share in the third quarters of 2013 and 2012.  Move has reported Adjusted EBITDA and Non-GAAP Earnings Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS THIRD QUARTER 2013 RESULTS	Page 2

Cash provided by operating activities was $10.5 million and $10.1 million for the quarters ended September 30, 2013 and 2012, respectively.

Operating and Business Results

•                  Following the National Association of Realtors® July vote to allow realtor.com® to further expand and enrich its content, realtor.com® added significant new content to its website and mobile web offerings including information on more than 48,000 new home plans and thousands of communities, over 30,000 rental properties, and thousands more for-sale listings.

•                  Move completed a $100.0 million private placement of convertible senior notes due in 2018 and concurrently utilized $25.0 million of the net proceeds from the offering to purchase shares of its common stock.

•                  Move grew unique users 22% year-over-year, to over 28 million, up from an 18% increase last quarter.

•                  In October, Move acquired FiveStreet, a company that offers a lead consolidation and response tool for agents, agent-teams and brokerages.

•                  Also in October, ListHub announced a new agreement with the Houston Association of Realtors® to provide services to its more than 26,000 members, including a centralized control panel for online distribution and marketing choices, consolidated marketing analytics, centralized lead and traffic routing, and important data licensing protections.

•                  Realtor.com® received a silver MIXX award from Interactive Advertising Bureau for the “Find It First” advertising campaign.

•                  Realtor.com® updated its rentals app to notify users when they are near a rental property they have previously visited or saved within the app. The enhanced app also allows users to upload photos, take notes and share listings via email or text message and through AirDrop for iOS 7 users.

•                  Move signed industry-first agreements with MetroList Services, Inc. and i-Tech MLS, providing reciprocal deep linking to multiple listing service content via the FINDSM application, a service of Move.

•                  Top Producer continues to enhance functionality and ease of use, launching ‘Follow-up Coach’ in the quarter, a new feature that helps agents organize and prioritize client follow-up.

Convertible Senior Notes

In August 2013, the Company issued 2.75% convertible senior notes due September 1, 2018 (the “Notes”) with a principal amount of $100.0 million.  The Notes are unsecured, unsubordinated obligations, and interest is payable in cash in arrears at a fixed rate of 2.75% on March 1 and September 1 of each year, beginning on March 1, 2014.  The Notes mature on September 1, 2018 unless repurchased or converted in accordance with their terms prior to such date.  The Company cannot redeem the Notes prior to maturity.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS THIRD QUARTER 2013 RESULTS	Page 3

The initial net proceeds from the sale of the Notes were $96.6 million after deducting the transaction costs paid by the Company.  In connection with the sale of the Notes, the Company purchased 1,798,561 shares of its outstanding common stock in privately negotiated transactions for an aggregate purchase price of $25.0 million.  The Company intends to use the remainder of the net proceeds of the Notes offering for general corporate purposes and potential future acquisitions and strategic transactions.

Business Outlook

For the year ending December 31, 2013, Move expects revenue of approximately $227 million and expects to report Adjusted EBITDA margin of approximately 12-13%.

Conference Call

As previously announced, Move will host a conference call, which will be broadcast live over the Internet today, Tuesday, October 29, 2013.  To access the call, please dial (877) 870-4263, or outside the U.S. (412) 317-0790, five minutes prior to 2:00 p.m. Pacific Daylight Time.  A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 3:00 p.m. Pacific Daylight Time October 29, 2013, and 6:00 a.m. Pacific Standard Time November 6, 2013, by calling (877) 344-7529 or (412) 317-0088, with Conference ID 10035312.  An audio archive of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures–Adjusted EBITDA and Non-GAAP Earnings Per Share

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Move uses a non-GAAP measure of net income excluding net interest expense, income tax expense and certain other noncash and nonrecurring items, principally depreciation, amortization and stock-based compensation and charges, which is referred to as Adjusted EBITDA.  Move also uses a non-GAAP measure of net income applicable to common shareholders excluding convertible preferred stock dividends and related accretion, stock-based compensation and charges, amortization of intangible assets, and amortization of debt discount and issuance costs, on a per share basis, which is referred to as Non-GAAP Earnings Per Share.  Additionally, the Company has presented a non-GAAP table of Financial Data for the three- and nine-month periods ended September 30, 2013 and 2012 that extracts stock-based compensation and charges. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of Move’s current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations.  Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated.  Move,

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS THIRD QUARTER 2013 RESULTS	Page 4

Inc. has reported Adjusted EBITDA and Non-GAAP Earnings Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

Unique Users

Move calculates total average monthly unique users across its network of websites and mobile apps as follows:  We count a unique user the first time an individual accesses one of our mobile applications using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month.  If an individual accesses our mobile applications using different mobile devices within a given calendar month, the first instance of access by each such mobile device is counted as a separate unique user.  If an individual accesses our websites using different web browsers within a calendar month, the first instance of access by each such web browser is counted as a separate unique user.  If an individual accesses more than one of our websites from the same web browser in a calendar month, the first instance of access to each website is counted as a separate unique user.  We measure unique users to our mobile apps using Omniture.  We primarily measure unique users to our network of websites using Omniture.  We use Google Analytics to measure unique users to certain websites that amount to less than 5% of our total unique user metric.  Prior to the first quarter of 2013, we reported unique users using comScore measurements, rather than internal calculations.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Move’s future results.  The forward-looking statements included in this press release are made only as of the date hereof.  Move cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS THIRD QUARTER 2013 RESULTS	Page 5

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE), the leader in online real estate, operates:  realtor.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHubTM, the leading syndicator of real estate listings; Moving.comTM; SeniorHousingNet; SocialBios; Doorsteps; TigerLead®; and TOP PRODUCER® Systems.  Move, Inc. is based in San Jose, California.

SOURCE Move, Inc.

Investor Relations Contact:

Marta Nichols

Marta.Nichols@move.com

408-558-7149

Media Contact:

Alison Schwartz

Alison.Schwartz@move.com

415-254-1355

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$58,825	$49,446	$170,553	$146,496
Cost of revenue(1)	13,766	10,236	40,263	29,509
Gross profit	45,059	39,210	130,290	116,987

Operating expenses:
Sales and marketing(1)	20,955	17,235	61,759	53,005
Product and web site development(1)	9,894	9,412	29,323	27,603
General and administrative(1)	12,209	10,464	35,732	31,514
Amortization of intangible assets	1,110	500	3,172	1,294
Total operating expenses	44,168	37,611	129,986	113,416
Operating income	891	1,599	304	3,571

Interest expense, net	(917)	(1)	(944)	–
Earnings of unconsolidated joint venture	585	290	1,650	710
Other expense, net	(46)	–	(81)	(69)
Income before income taxes	513	1,888	929	4,212

Income tax expense	375	103	425	175

Net income	138	1,785	504	4,037

Convertible preferred stock dividend and related accretion	–	–	–	(942)
Net income applicable to common stockholders	$138	$1,785	$504	$3,095

Basic net income per share applicable to common stockholders	$0.00	$0.05	$0.01	$0.08

Diluted net income per share applicable to common stockholders	$0.00	$0.04	$0.01	$0.08

Shares used to calculate net income per share applicable to common stockholders:
Basic	39,061	38,798	39,215	38,661

Diluted	41,482	39,895	40,913	39,660

(1) Includes stock-based compensation and charges as follows:

Cost of revenue	$74	$71	$261	$193
Sales and marketing	648	361	1,746	1,554
Product and web site development	723	527	2,050	1,412
General and administrative	1,297	1,037	4,184	2,697
	$2,742	$1,996	$8,241	$5,856

MOVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,672	$27,122
Accounts receivable, net	12,494	11,759
Other current assets	8,376	7,215
Total current assets	134,542	46,096

Property and equipment, net	23,198	21,975
Investment in unconsolidated joint venture	5,390	4,924
Goodwill, net	39,030	38,560
Intangible assets, net	23,052	24,444
Other assets	3,485	870
Total assets	$228,697	$136,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,673	$4,741
Accrued expenses	22,583	20,512
Deferred revenue	7,705	8,520
Total current liabilities	36,961	33,773

Convertible senior notes	81,670	–
Other noncurrent liabilities	5,271	5,086
Total liabilities	123,902	38,859

Stockholders’ equity:
Series A convertible preferred stock	–	–
Common stock	39	39
Additional paid-in capital	2,138,529	2,132,189
Accumulated other comprehensive income	160	219
Accumulated deficit	(2,033,933)	(2,034,437)
Total stockholders’ equity	104,795	98,010
Total liabilities and stockholders’ equity	$228,697	$136,869

MOVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Cash flows from operating activities:
Net income	$504	$4,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,680	7,195
Amortization of intangible assets	3,172	1,294
Amortization of debt discount and issuance costs	516	–
Provision for doubtful accounts	445	486
Stock-based compensation and charges	8,241	5,856
Earnings of unconsolidated joint venture	(1,650)	(710)
Return on investment in unconsolidated joint venture	602	255
Other noncash items	(5)	(40)
Changes in operating assets and liabilities:
Accounts receivable	(1,180)	(1,100)
Other assets	(932)	(144)
Accounts payable and accrued expenses	4,114	2,816
Deferred revenue	(722)	(1,163)
Net cash provided by operating activities	20,785	18,782

Cash flows from investing activities:
Purchases of property and equipment	(8,957)	(6,672)
Proceeds from sale of assets	–	9
Acquisitions, net of cash acquired	(2,250)	(22,000)
Return of investment in unconsolidated joint venture	582	724
Net cash used in investing activities	(10,625)	(27,939)

Cash flows from financing activities:
Principal payments on loan payable	(19)	(82)
Proceeds from borrowings on convertible senior notes, net of issuance costs	96,608	–
Redemption of convertible preferred stock	–	(49,044)
Payment of dividends on convertible preferred stock	–	(882)
Proceeds from exercise of stock options	8,216	3,060
Tax payments related to net share settlements of equity awards	(2,405)	(529)
Repurchases of common stock	(26,010)	(69)
Net cash provided by (used in) financing activities	76,390	(47,546)

Change in cash and cash equivalents	86,550	(56,703)

Cash and cash equivalents, beginning of period	27,122	87,579

Cash and cash equivalents, end of period	$113,672	$30,876

MOVE, INC.

REVENUE BY TYPE

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue
Consumer advertising	$45,630	$40,113	$132,348	$120,661
Software and services	13,195	9,333	38,205	25,835
Total revenue	$58,825	$49,446	$170,553	$146,496

Percentage of revenue
Consumer advertising	78%	81%	78%	82%
Software and services	22%	19%	22%	18%
Total	100%	100%	100%	100%

MOVE, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income	$138	$1,785	$504	$4,037

Plus:
Stock-based compensation and charges	2,742	1,996	8,241	5,856
Depreciation	2,762	2,282	7,680	7,195
Amortization of intangible assets, including unconsolidated joint venture	1,110	697	3,172	1,886
Interest expense, net	917	1	944	–
Income tax expense	375	103	425	175
Non-GAAP Adjusted EBITDA	$8,044	$6,864	$20,966	$19,149

MOVE, INC.

RECONCILIATION OF EARNINGS PER SHARE TO NON-GAAP EARNINGS PER SHARE

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income applicable to common stockholders	$138	$1,785	$504	$3,095

Plus:
Convertible preferred stock dividend and related accretion	–	–	–	942
Stock-based compensation and charges	2,742	1,996	8,241	5,856
Amortization of intangible assets, including unconsolidated joint venture	1,110	697	3,172	1,886
Amortization of debt discount and issuance costs	516	–	516	–
Non-GAAP net income applicable to common stockholders	$4,506	$4,478	$12,433	$11,779

Basic earnings per share	$0.00	$0.05	$0.01	$0.08

Diluted earnings per share	$0.00	$0.04	$0.01	$0.08

Non-GAAP basic earnings per share	$0.12	$0.12	$0.32	$0.30

Non-GAAP diluted earnings per share	$0.11	$0.11	$0.30	$0.30

Shares used to calculate earnings per share:
Basic	39,061	38,798	39,215	38,661

Diluted	41,482	39,895	40,913	39,660

MOVE, INC.

OPERATING RESULTS NET OF STOCK-BASED COMPENSATION AND CHARGES

(in thousands)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$58,825	$–	$58,825	$49,446	$–	$49,446
Cost of revenue	13,766	(74)	13,692	10,236	(71)	10,165
Gross profit	45,059	74	45,133	39,210	71	39,281

Sales and marketing	20,955	(648)	20,307	17,235	(361)	16,874
Product and web site development	9,894	(723)	9,171	9,412	(527)	8,885
General and administrative	12,209	(1,297)	10,912	10,464	(1,037)	9,427
Amortization of intangible assets	1,110	–	1,110	500	–	500
Total operating expenses	44,168	(2,668)	41,500	37,611	(1,925)	35,686

Operating income	$891	$2,742	$3,633	$1,599	$1,996	$3,595

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$170,553	$–	$170,553	$146,496	$–	$146,496
Cost of revenue	40,263	(261)	40,002	29,509	(193)	29,316
Gross profit	130,290	261	130,551	116,987	193	117,180

Sales and marketing	61,759	(1,746)	60,013	53,005	(1,554)	51,451
Product and web site development	29,323	(2,050)	27,273	27,603	(1,412)	26,191
General and administrative	35,732	(4,184)	31,548	31,514	(2,697)	28,817
Amortization of intangible assets	3,172	–	3,172	1,294	–	1,294
Total operating expenses	129,986	(7,980)	122,006	113,416	(5,663)	107,753

Operating income	$304	$8,241	$8,545	$3,571	$5,856	$9,427

MOVE, INC.

AVERAGE MONTHLY UNIQUE USERS

(in thousands)

	Three Months Ended September 30,
	2013	2012	% Change
	(unaudited)

Unique users	28,322	23,287	22%